UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

SEMINIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26519	36-0769130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Camino del Sol, Oxnard, California	93030-7967

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 647-1572

Not Applicable

(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition
SIGNATURE
Exhibit 99.1

Item 12. Results of Operations and Financial Condition

     On May 11, 2004, the Company issued a press release reporting the unaudited results for the quarter and six months ended March 26, 2004. A copy of the press release and its tables are attached hereto as Exhibit 99.1.

     The information in this 8-K, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

`	SEMINIS, INC.

Date: May 13, 2004	By: /s/ Gaspar Alvarez Martinez

Name: Gaspar Alvarez Martinez Title: Vice President, Finance and Worldwide Corporate Comptroller